UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2022

Loop Media, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55591	47-3975872
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 N. Central Ave., Suite 430 Glendale, CA	91203
(Address of Principal Executive Office)	(Zip Code)

(213) 436-2100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Loop Media, Inc. Amended and Restated 2020 Equity Incentive Compensation Plan (the “2020 Equity Incentive Plan”)

The 2020 Equity Incentive Plan was adopted by the board of directors (the “Board”) of Loop Media, Inc. (the “Company,” “Loop,” “us” or “we”) on June 15, 2020, amended by the Board on November 10, 2020, and further amended and restated on April 27, 2021, to set the total number of shares of common stock of the Company available under the 2020 Equity Incentive Plan at 14,600,000. On April 27, 2021, the Company’s stockholders ratified the 2020 Equity Incentive Plan. The 2020 Equity Incentive Plan was further amended and restated by the Board on September 18, 2022 to, among other things, increase the number of shares of common stock of the Company available under the 2020 Equity Incentive Plan to 25,800,000 and to add an “evergreen” feature to automatically increase the number of shares of common stock of the Company available under the 2020 Equity Incentive Plan as described further below.

Summary of the Amended and Restated 2020 Equity Incentive Plan

The following is a summary of the material features of the Amended and Restated 2020 Equity Incentive Plan and is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, filed as exhibit 10.1 to this Current Report on Form 8-K (the numbers of shares in such exhibit are post-Reverse Stock Split (as defined below)). Capitalized terms used in this summary and not otherwise defined shall have the meaning set forth in the 2020 Equity Incentive Plan.

The 2020 Equity Incentive Plan is intended as an incentive to enable the Company to (a) attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of employees, consultants, and directors with those of the Company’s stockholders; and (c) promote the success of the Company’s business. Awards that may be granted under the 2020 Equity Incentive Plan include: (a) Incentive Stock Options; (b) Non-qualified Stock Options (Incentive Stock Options and Non-qualified Stock Options together referred to as “Options”); (c) Stock Appreciation Rights; (d) Restricted Awards; (e) Performance Share Awards; (f) Cash Awards; and (g) Other Equity-Based Awards (all as defined in the 2020 Equity Incentive Plan, and collectively, “Awards”). As of the date of this report, we have issued only Non-qualified Stock Options under the 2020 Equity Incentive Plan.

The 2020 Equity Incentive Plan allows a total share reserve of no more than 25,800,000 shares of common stock for the grant of Awards. Pursuant to the 2020 Equity Incentive Plan’s “evergreen” feature, the number of shares of common stock reserved for issuance will automatically increase on the first day of each fiscal year commencing with October 1, 2022 and on the first day of each fiscal year thereafter until the date the 2020 Equity Incentive Plan expires, by an amount equal to five percent (5%) of the total number of shares of the Company’s common stock outstanding on the last day of the preceding fiscal year, unless the Board determines before an annual increase takes effect that no increase will be made or a lesser increase. The 2020 Equity Incentive Plan includes customary terms for adjustments to the number of shares of common stock reserved for issuance or subject to awards due to changes to the common stock, such as due to a stock split or reorganization. The 2020 Equity Incentive Plan is administered by a committee appointed by the Board, or in the Board’s sole discretion, by the Board. The committee has full authority to establish rules and regulations for the proper administration of the 2020 Equity Incentive Plan, including to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted; to determine the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance criteria of awards. The committee has authority to modify (reprice) the purchase price or the exercise price of any outstanding award.

Awards may be granted to the Company’s employees, consultants and directors and such other individuals designated by the committee who are reasonably expected to become employees, consultants, and directors after the receipt of Awards. Incentive Stock Options may be granted only to the Company’s employees, while Awards other than Incentive Stock Options may be granted to the Company’s employees, consultants, and directors. As of August 31, 2022, there were four directors and approximately 73 employees and consultants who would be eligible for grants under the 2020 Equity Incentive Plan.

The maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during the fiscal year cannot exceed a total value of $500,000 (calculating the value of any equity awards based on the grant date fair value for financial reporting purposes).

The 2020 Equity Incentive Plan provides that no more than 10,000,000 shares of common stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options. An award of Incentive Stock Options grants the Optionholder the right to purchase a certain number of shares of common stock during a specified term in the future, after a vesting period and/or specific performance conditions, at an exercise price equal to at least 100% of the fair market value (as defined below) of the common stock on the grant date. Such options expire ten years after the grant date. In addition, to the extent that the aggregate fair market value (determined at the time of grant) of common stock with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year exceeds $100,000, the options or portions thereof which exceed such limit shall be treated as Non-qualified Stock Options. The exercise price for Incentive Stock Options granted to any stockholder who is designated to be a “Ten Percent Shareholder” under the 2020 Equity Incentive Plan shall be at least 110% of the fair market value of the common stock on the date of the grant and such options expire five years after the grant date.

If the common stock is listed on any established stock exchange or a national market system, or is the subject of broker-dealer quotes on an SEC-registered Alternative Trading System, the “fair market value” shall be the closing price of a share of common stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported by such exchange or system. In the absence of an established market for the common stock, the “fair market value” shall be determined in good faith by the committee and such determination shall be conclusive and binding on all persons.

Incentive Stock Options are not transferable (except as specifically provided in the 2020 Equity Incentive Plan in the event of the death of the option holder) and may, during his or her lifetime, only be exercised by the option holder. Non-qualified Stock Options may, in the sole discretion of the committee, be transferable.

The 2020 Equity Incentive Plan does not provide for any specific vesting periods. The committee may, at the time of grant of an Option, determine when that Option will become exercisable and any applicable vesting periods, and may determine that that Option will be exercisable in installments. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the committee may deem appropriate. The vesting provisions of individual Options may vary.

Unless otherwise provided in an Award Agreement or in an employment agreement, the terms of which have been approved by the committee, in the event an Optionholder’s Continuous Service (as defined in the 2020 Equity Incentive Plan) terminates (other than upon the Optionholder’s death or disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of: (a) the date three months following the termination of the Optionholder’s Continuous Service; or (b) the expiration of the term of the Option as set forth in the Award Agreement. Notwithstanding anything to the contrary contained in the 2020 Equity Incentive Plan, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

In accordance with the 2020 Equity Incentive Plan, subject to the terms of any award agreement, a participant’s awards granted prior to September 18, 2022 will fully vest in the event that the recipient’s employment or service is involuntarily terminated without cause within twelve months following a Change in Control (as defined in the 2020 Equity Incentive Plan). The committee may take one or more of the following actions in connection with a Change in Control: (i) cause any or all outstanding awards to become vested, (ii) cancel any option or stock appreciation right in exchange for a substitute option or right; (iii) cancel any restricted award, performance award or performance shares in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (iv) redeem any restricted stock held by a participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of common stock on the date of the Change in Control; (v) terminate any award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the Change in Control, but if the Change in Control consideration with respect to any option or stock appreciation right does not exceed its exercise price, the committee may cancel the option or stock appreciation right without payment; and/or (vi) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the Change in Control.

Notwithstanding any other provisions in the 2020 Equity Incentive Plan, we may cancel any Award, require reimbursement of any Award by a participant, and effect any other right of recoupment of equity or other compensation provided under the 2020 Equity Incentive Plan in accordance with any Company policies that may be adopted and/or modified from time to time (the “Clawback Policy”). In addition, a participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the 2020 Equity Incentive Plan or an Award agreement, in accordance with the Clawback Policy.

The Board, at any time, may amend or terminate the 2020 Equity Incentive Plan as it shall deem advisable; provided, however, no amendment shall be effective unless approved by the Company’s stockholders to the extent stockholder approval is required by applicable law, regulation, or stock exchange rule. It is expressly contemplated in the 2020 Equity Incentive Plan that the Board may amend the 2020 Equity Incentive Plan in any respect the Board deems necessary or advisable to provide eligible employees, consultants and directors with the maximum benefits provided or to be provided under the provisions of the Internal Revenue Code of 1986 and the regulations promulgated thereunder (the “Code”) relating to Incentive Stock Options or to the non-qualified deferred compensation provisions of Section 409A of the Code and/or to bring the 2020 Equity Incentive Plan and/or Awards granted under it into compliance therewith.

The committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless: (a) we request the consent of the participant; and (b) the participant consents in writing.

The 2020 Equity Incentive Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon the sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the 2020 Equity Incentive Plan.

The 2020 Equity Incentive Plan became effective as of June 15, 2020 (the “Effective Date”). The 2020 Equity Incentive Plan shall terminate automatically ten years from the Effective Date. No Award shall be granted pursuant to the 2020 Equity Incentive Plan after such date, but Awards theretofore granted may extend beyond that date. No Awards may be granted under the 2020 Equity Incentive Plan while it is suspended or after it is terminated.

Director Compensation

In September 2022, we adopted a compensation policy pursuant to which our Board members receive cash and equity remuneration for their services as directors, set forth below. All equity awards to be granted under this policy will be granted pursuant to the Amended and Restated 2020 Equity Incentive Plan, including vesting periods, which may vary and are determined by the Board or a committee of the Board.

•	Each non-employee director is entitled to receive an annual fee from us of $44,000;

•	each chair of our audit committee, compensation committee and nominating and corporate governance committee will receive an annual fee from us of $20,000, $13,500 and $10,000, respectively;

•	each non-chairperson member of our audit committee, compensation committee and nominating and corporate governance committee will receive an annual fee from us of $10,000, $6,750 and $5,000, respectively;

•	the non-executive chairperson, if any, will receive an annual fee from us of $30,000;

•	the lead independent director, if any, will receive an annual fee from us of $15,000;

•	each non-employee director is entitled to receive an initial equity grant in the form of RSUs with a value of $203,200, vesting over time subject to continued service; and

•	each non-employee director is entitled to receive an annual equity grant in the form of RSUs with a value of $127,000, vesting over time subject to continued service.

Executive Compensation (share and per share information is pre-Reverse Stock Split)

Effective upon the first pay cycle after the pricing of the Company’s proposed offering (the “Offering”), Jon Niermann, the Company’s chief executive officer’s salary will be increased to $575,000 per year. He will also be granted a cash bonus for fiscal year 2022 in the amount of $575,000 and retention equity grants (to be granted on the first day of trading after the pricing of the Offering under the 2020 Equity Incentive Plan) consisting of (i) an assumed 1,050,000 restricted stock units (“RSUs”), based on a value of $1,750,000 and assumed public offering price of $1.67 per share (the midpoint of the estimated price range set forth on the cover page of the prospectus (the “Prospectus”) contained in the registration statement on Form S-1 related to the Offering; with the exact number of RSUs to be the total value divided by the public offering price in the Offering), vesting 25% upon one year from the grant date and the remainder in equal quarterly installments over three years, and (ii) options to purchase an assumed 2,100,000 shares of common stock, with an assumed exercise price of $1.67 per share, based on a value of $1,750,000 and assumed public offering price of $1.67 per share (with the exact number of options to be based on a Black Scholes formula using the total value and the exercise price, and the exercise price to be the closing price on the first day of trading after the pricing of the Offering), vesting 100% on grant date.

Effective upon the first pay cycle after the pricing of the Offering, Liam McCallum, the Company’s Chief Product and Technical Officer’s salary will be increased to $400,000 per year. He will also be granted a cash bonus for fiscal year 2022 in the amount of $200,000 and retention equity grants (to be granted on the first day of trading after the pricing of the Offering under the 2020 Equity Incentive Plan) consisting of (i) an assumed 270,000 RSUs, based on a value of $450,000 and assumed public offering price of $1.67 per share (the midpoint of the estimated price range set forth on the cover page of the Prospectus; with the exact number of RSUs to be the total value divided by the public offering price in the Offering), vesting 25% upon one year from the grant date and the remainder in equal quarterly installments over three years and (ii) options to purchase an assumed 540,000 shares of common stock, with an assumed exercise price of $1.67 per share, based on a value of $450,000 and assumed public offering price of $1.67 per share (with the exact number of options to be based on a Black Scholes formula using the total value and the exercise price, and the exercise price to be the closing price on the first day of trading after the pricing of the Offering), vesting 100% on grant date.

Effective upon the first pay cycle after the pricing of the Offering, Andy Schuon, the Company’s Head of Loop Media Studios’ salary will be increased to $325,000 per year. He will also be granted a cash bonus for fiscal year 2022 in the amount of $130,000 and retention equity grants (to be granted on the first day of trading after the pricing of the Offering under the 2020 Equity Incentive Plan) consisting of (i) an assumed 75,000 RSUs based on a value of $125,000 and assumed public offering price of $1.67 per share (the midpoint of the estimated price range set forth on the cover page of the Prospectus; with the exact number of RSUs to be the total value divided by the public offering price in the Offering), vesting 25% upon one year from the grant date and the remainder in equal quarterly installments over three years and (ii) options to purchase an assumed 150,000 shares of common stock, with an assumed exercise price of $1.67 per share, based on a value of $125,000 and assumed public offering price of $1.67 per share (with the exact number of options to be based on a Black Scholes formula using the total value and the exercise price, and the exercise price to be the closing price on the first day of trading after the pricing of the Offering), vesting 25% upon one year from the grant date and the remainder in equal monthly installments over three years.

Director Appointment

On September 18, 2022, the Board increased the size of the Board from four to five directors and appointed David Saint-Fleur to fill the vacancy, each effective upon the pricing of the Offering. Mr. Saint-Fleur is expected to be appointed to the Nominating and Corporate Governance Committee upon becoming a member of our Board of Directors. Mr. Saint-Fleur will be entitled to participate in the board compensation policy described above.

In addition to his role on our Board of Directors, Mr. Saint- Fleur currently serves in a senior role in Global Artists & Repertoire (“A&R”) at Atlantic Records, a position he has held since June 2021. Prior to this, Mr. Saint-Fleur was in a senior role in Global A&R at Warner Music Group from 2017 to 2021. Mr. Saint-Fleur also serves as a music producer and songwriter at Saint Productions, LLC, his own production company, which he started in 2007. In his role at Saint Productions LLC, Mr. Saint-Fleur has produced and written for various notable artists, including (but not limited to) David Guetta, Bebe Rexha, Dolly Parton, Jason Derulo and Little Mix. Mr. Saint-Fleur was chosen to serve as a member of our Board of Directors for his considerable experience in the music industry, particularly in artist relations, and his proven track record in producing and developing emerging and established.

Item 8.01 Other Events

On September 19, 2022, the Company disclosed the following information in a registration statement on Form S-1 filed with the Securities and Exchange Commission.

Partner Network

Through our “Partner Network” business, we offer curated content and programmatic advertising sales expertise and technology to third parties looking to optimize advertising revenue on their existing distribution platforms. We work directly with programmatic advertising demand companies to sell advertising inventory on the Partner Network. We collect revenues from the demand partners and pass along a percentage of such revenues to our partner in the Partner Network. We launched our Partner Network business beginning in early May 2022 with one partner on approximately 5,000 of the partner’s screens, and we rolled out to the remaining 12,000 screens in that network as of mid-May 2022. In mid-August 2022, we entered into an agreement with a second partner, which partner has the United States’ largest in-airport TV network, adding 13,500 screens to our Partner Network, for a total of 30,500 screens as of the date of this report. We currently have two partners in our Partner Network and are looking to continue to expand our partner base for this line of business over time. Our cost of revenue for advertising sales on our Partner Network is higher than our cost of revenue for advertising sales on our owned and operated platform (“O&O Network”) of Loop Media-designed “small-box” streaming Android media players (“Loop Players”) and legacy ScreenPlay, Inc. business computers due to our significant revenue share with our Partner Network customers, even though we are able to share typical transaction costs associated with the related programmatic advertising sales and server costs with such customers. Our ability to monetize our Partner Network screens will differ from partner network to partner network, as certain screens will be more desirable than others for advertisers, depending on the type of venues or locations in which the screens are located, the concentration of screens, the expected or actual number of consumers, dwell time of those consumers and other factors. As a result, the average revenue per screen for individual partners and individual screens in our Partner Network is expected to be more varied than our average revenue per unit player for our O&O Network business.

Reverse Stock Split

The Company expects to consummate a reverse stock split of its outstanding shares of common stock on a 1-for-3 basis (the “Reverse Stock Split”). Fractional shares will be rounded up to the nearest whole number. The Reverse Stock Split is expected to become effective at around 4:01 PM ET on, September 20, 2022, and the Company’s common stock is expected to begin trading on the OTC Pink Open Market on a split-adjusted basis under the temporary ticker symbol “LPTVD” at the open of business on Wednesday, September 21, 2022. The fifth character “D” will remain appended to Loop’s symbol for 20 business days or until Loop is listed on the NYSE American, whichever comes first, at which point the Company’s trading symbol will revert back to “LPTV.” The new CUSIP number for the Company’s common stock after the Reverse Stock Split will be 54352F206.

Upon effectiveness of the Reverse Stock Split, every three shares of the Company’s common stock outstanding will be converted into one share of common stock, with any fractional shares rounded down to one whole share. Accordingly, the number of shares of common stock outstanding following the reverse stock split will be reduced from 153,539,596 shares to 51,179,865 shares.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding preliminary unaudited financial information and financial guidance, impairment and a reverse stock split. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this report are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loop Media, Inc. Amended and Restated 2020 Equity Incentive Compensation Plan (previously filed on September 19, 2022 as Exhibit 10.3 of the Registration Statement on Form S-1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 19, 2022	LOOP MEDIA, INC.

	By:	/s/ Jon Niermann
Jon Niermann, CEO